UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2014

RESTAURANT BRANDS INTERNATIONAL INC.

RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Canada Ontario	001-36786 001-36787	Not applicable Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Restaurant Brands International Inc.

Restaurant Brands International Limited Partnership

874 Sinclair Road

Oakville, Ontario L6K 2Y1

(Address of principal executive offices, including Zip Code)

(905) 845-6511

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On December 12, 2014, pursuant to the Arrangement Agreement and Plan of Merger (the “Arrangement Agreement”), dated as of August 26, 2014, by and among Tim Hortons Inc., a company organized under the laws of Canada (“Tim Hortons”), Burger King Worldwide, Inc., a Delaware corporation (“Burger King Worldwide”), Restaurant Brands International Inc., a corporation continued under the laws of Canada (f/k/a 9060669 Canada Inc. and 1011773 B.C. Unlimited Liability Company) (the “Company”), Restaurant Brands International Limited Partnership, a limited partnership organized under the laws of Ontario and a subsidiary of the Company (f/k/a New Red Canada Limited Partnership and New Red Canada Partnership) (“Partnership”), Blue Merger Sub, Inc., a corporation incorporated under the laws of Delaware and a wholly owned subsidiary of Partnership (“Merger Sub”), and 8997900 Canada Inc., a corporation organized under the laws of Canada and a wholly owned subsidiary of Partnership (“Amalgamation Sub”), Amalgamation Sub acquired all of the outstanding shares of Tim Hortons pursuant to a plan of arrangement under Canadian law, which resulted in Tim Hortons becoming an indirect subsidiary of both the Company and Partnership (the “Arrangement”) and Merger Sub merged with and into Burger King Worldwide, with Burger King Worldwide surviving the merger as an indirect subsidiary of both the Company and Partnership (the “Merger” and, together with the Arrangement, the “Transactions”).

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Executive Officers of the Company

In connection with the Transactions, the following individuals were appointed as the executive officers of the Company:

Name	Position(s)
Alexandre Behring Marc Caira Daniel Schwartz	Executive Chairman Vice Chairman Chief Executive Officer
Joshua Kobza	Chief Financial Officer
Heitor Gonçalves	Chief People and Information Officer
Jill Granat Jose Cil Elías Díaz Sesé Jacqueline Friesner	General Counsel and Corporate Secretary President, Burger King President, Tim Hortons Principal Accounting Officer and Controller

Alexandre Behring

Alexandre Behring, 47, was appointed Executive Chairman of the Board of Directors of the Company on December 12, 2014.

Mr. Behring is a co-founder and the Managing Partner of 3G Capital, a global investment firm with offices in New York and Rio de Janeiro, since 2004.

Mr. Behring served on the board of Burger King Worldwide and its predecessor entity as Chairman from October 2010, following Burger King’s acquisition by 3G Capital, until December 2014. Mr. Behring has served as Chairman of H.J. Heinz Company, following the closing of such company’s acquisition by Berkshire Hathaway and 3G Capital in June 2013. Mr. Behring has also served as a Director of Anheuser-Busch Inbev since April 2014. Additionally, Mr. Behring served as a Director of CSX Corporation, a leading U.S. rail-based transportation company, from 2008 to 2011.

Previously, Mr. Behring spent approximately 10 years at GP Investments, one of Latin America’s premier private-equity firms, including eight years as a partner and member of the firm’s Investment Committee. He served for seven years, from 1998 through 2004, as a Director and CEO of Latin America’s largest railroad, ALL (America Latina Logistica). Mr. Behring was a co-founder and partner in Modus OSI Technologies, a technology firm with offices in Florida and Sao Paulo, from 1989 to 1993.

Mr. Behring received a BS in Electric Engineering from Pontificia Universidade Catolica in Rio de Janeiro in 1988 and an MBA from Harvard Graduate School of Business in 1995, having graduated as a Baker Scholar and a Loeb Scholar.

Marc Caira

Marc Caira, 60, was appointed Vice Chairman of the Board on December 12, 2014. Mr. Caira served as President and CEO of Tim Hortons Inc. from July 2, 2013 until December 15, 2014. He was a director of Tim Hortons from May 9, 2013 until December 15, 2014. Before his appointment as President and CEO of Tim Hortons, Mr. Caira was Global CEO of Nestle Professional. He was also a member of the Executive Board of Nestle SA, the world’s largest food and beverage company. Prior to being named Global CEO of Nestle Professional in 2006, Mr. Caira had served, among other roles, as the President & CEO of Parmalat North America, as Chief Operating Officer of Parmalat Canada, and as President, Food Services and Nescafe Beverages for Nestle Canada.

Daniel Schwartz

Daniel Schwartz, 34, was appointed Chief Executive Officer and a Director of the Company on December 12, 2014. From June 2013 until December 2014, Mr. Schwartz served as Chief Executive Officer, from April 2013 until June 2013, he served as Chief Operating Officer and from January 1, 2011 until April 2013, he served as Chief Financial Officer of Burger King Worldwide and its predecessor. Mr. Schwartz joined Burger King in October 2010 as Executive Vice President, Deputy Chief Finance Officer and was appointed as Executive Vice President and Chief Financial Officer in December 2010, effective January 1, 2011. Since January 2008, Mr. Schwartz has been a partner with 3G Capital, where he was responsible for managing 3G Capital’s private equity business. He joined 3G Capital in January 2005 as an analyst and worked with the firm’s public and private equity investments until October 2010. From March 2003 until January 2005, Mr. Schwartz worked for Altair Capital Management, a hedge fund located in Stamford, Connecticut and served as an analyst in the mergers and acquisitions group at Credit Suisse First Boston from June 2001 to March 2003. Mr. Schwartz is a director of 3G Capital and Carrols Restaurant Group, Inc., the Company’s largest franchisee.

Joshua Kobza

Joshua Kobza, 28, was appointed Chief Financial Officer of the Company on December 15, 2014. Mr. Kobza served as Executive Vice President and Chief Financial Officer of Burger King Worldwide since April 11, 2013. Mr. Kobza joined Burger King Worldwide in June 2012 as Director, Investor Relations, and was promoted to Senior Vice President, Global Finance in December 2012. From January 2011 until June 2012, Mr. Kobza worked at SIP Capital, a Sao Paulo based private investment firm, where he evaluated investments across a number of industries and geographies. From July 2008 until December 2010, Mr. Kobza served as an analyst in the corporate private equity area of the Blackstone Group in New York City.

Heitor Gonçalves

Heitor Gonçalves, 49, was appointed Chief People and Information Officer of the Company on December 15, 2014. Mr. Gonçalves served as Executive Vice President, Chief Information and Performance Officer of Burger King Worldwide and its predecessor from October 2010 until December 2012, assuming the additional role of Chief People Officer in April 2013. Prior to joining Burger King, Mr. Gonçalves served in multiple strategic roles for Anheuser-Busch InBev from October 2008 to March 2010, including global M&A director and head of Western Europe logistics. From November 2004 to September 2008, Mr. Gonçalves served as VP, Global Rewards at InBev. He served in positions of increasing responsibility at Brahma, a brewing company, and at its successor, AmBev, from September 1995 until October 2004.

Jill Granat

Jill Granat, 49, was appointed General Counsel and Corporate Secretary on December 15, 2014. Ms. Granat served as Senior Vice President, General Counsel and Secretary of Burger King Worldwide and its predecessor since March 2011. Prior to her appointment, Ms. Granat was Vice President and Assistant General Counsel of Burger King Corporation from July 2009 until March 2011. Ms. Granat joined BKC in 1998 as a member of the legal department and served in positions of increasing responsibility with the company.

Jose Cil

Jose Cil, 45, was appointed President, Burger King on December 15, 2014. Mr. Cil served as Executive Vice President and President of Europe, the Middle East and Africa for Burger King Worldwide and its predecessor from November 2010 until December 2014. Prior to this role, Mr. Cil was Vice President and Regional General Manager for Wal-Mart Stores, Inc. in Florida from February 2010 to November 2010. From September 2008 to January 2010, Mr. Cil served as Vice President of Company Operations of Burger King Corporation and from September 2005 to September 2008, he served as Division Vice President, Mediterranean and NW Europe Divisions, EMEA of a subsidiary of Burger King Corporation.

Elías Díaz Sesé

Elías Díaz Sesé, 41, was appointed President, Tim Hortons on December 15, 2014. From January 2012 to December 2014, he was the president of BK AsiaPac, Pte. Ltd. located in Singapore. From August 2011 to December 2011, he was a Senior Vice President Continental Europe for Burger King Europe GmbH located in Zug, Switzerland. Between January 2011 and August 2011, Mr. Díaz Sesé served as a Vice President Franchise and Emerging Markets for Burger King Europe GmbH. From August 2008 to December 2010, he served as General Manager for Burger King’s operations in Spain and Portugal.

Jacqueline Friesner

Jacqueline Friesner, 42, was appointed Principal Accounting Officer and Controller of the Company on December 15, 2014. Ms. Friesner served as Vice President, Controller and Chief Accounting Officer of Burger King Worldwide and its predecessor from March 2011 until December 2014. Prior thereto, Ms. Friesner served as Senior Director, Global Accounting and Reporting of Burger King from December 2010 until March 2011 and as Director, Global and Technical Accounting from November 2008 until December 2010. From October 2002 until December 2010, Ms. Friesner served in positions of increasing responsibility with Burger King Corporation. Before joining Burger King in October 2002, Ms. Friesner was an audit manager at Pricewaterhouse Coopers in Miami, Florida.

On December 15, 2014, the Company issued a press release announcing the appointment of its executive officers, which is attached as Exhibit 99.1 hereto, and is incorporated into this report by reference.

Appointment of Directors of the Company

As previously announced, the following individuals were appointed as members of the Company’s board of directors in connection with the Transactions: Alexandre Behring, Marc Caira, Martin Franklin, Paul Fribourg, John Lederer, Thomas Milroy, Alan Parker, Daniel Schwartz, Carlos Alberto da Veiga Sicupira, Alexandre Van Damme and Roberto Moses Thompson Motta. Mr. Behring has been designated as Executive Chairman of the board and Mr. Caira has been designated Vice Chairman of the board.

Effective as of December 12, 2014, the committees of the board of directors were constituted as follows:

Audit Committee	Paul Fribourg (chair) Martin Franklin Thomas Milroy Alan Parker

Compensation Committee	Alexandre Behring (chair) Carlos Alberto da Veiga Sicupira Paul Fribourg

Nominating and Corporate Governance Committee	Alexandre Behring (chair) Carlos Alberto da Veiga Sicupira Alexandre Van Damme

Pursuant to the Arrangement Agreement, three directors of the Company were designated by Tim Hortons prior to the closing of the Transactions and the remaining eight were designated by Burger King Worldwide. There are no arrangements or understandings between any director and any other person pursuant to which the director was selected as a director, other than the provisions of the Arrangement Agreement.

Item 8.01. Other Events.

As previously disclosed, in connection with the Transactions, Berkshire Hathaway Inc. (“Berkshire”) and the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which National Indemnity Company, a wholly owned subsidiary of Berkshire, purchased for an aggregate purchase price of $3 billion (a) Class A 9% cumulative compounding perpetual voting preferred shares of the Company and (b) a warrant (the “Warrant”) to purchase common shares of the Company, at an exercise price of $0.01 per common share of the Company, representing 1.75% of the fully-diluted common shares of the Company as of the closing of the Transactions, including the common shares of the Company issuable upon the exercise of the Warrant, upon the terms and subject to the conditions set forth therein.

On December 15, 2014, National Indemnity Company exercised the Warrant in full and received 8,438,225 common shares of the Company.

Following completion of the Transactions and the exercise of the Warrant, 202,006,067 common shares of the Company are issued and outstanding and 265,044,606 Exchangeable Units of the Partnership are issued and outstanding.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by this item with respect to the Transactions will be filed by amendment to our Current Report on Form 8-K no later than 71 days after the date on which the Current Report on Form 8-K is required to be filed with respect to the Transactions.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this item with respect to the Transactions will be filed by amendment to our Current Report on Form 8-K no later than 71 days after the date on which the Current Report on Form 8-K is required to be filed with respect to the Transactions.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Restaurant Brands International Inc. on December 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTAURANT BRANDS INTERNATIONAL INC. RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP, by its general partner RESTAURANT BRANDS INTERNATIONAL INC.

/s/ Jill Granat
Date: December 17, 2014	Name:	Jill Granat
	Title:	General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Restaurant Brands International Inc. on December 15, 2014.